                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-04563) pertaining to the Immunex Corporation Profit Sharing 401(k) Plan and Trust of our report dated May 12, 2000 with respect to the financial statements and schedule of Immunex Corporation Profit Sharing 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



Seattle, Washington                         /s/ ERNST & YOUNG LLP
June 23, 2000